UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 6, 2025
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

1812 N. Moore Street	,	Suite 1705	,	Arlington	,	Virginia	,	22209
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition

On November 6, 2025, Evolent Health, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2025, a copy of which is furnished herewith as Exhibit 99.1.

The information, including Exhibit 99.1 hereto, furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject the Company or any other person to liability under that Section, to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2025, the Company announced a restructuring of leadership roles and transitions of its leadership team.

Chief Financial Officer Transition

On November 6, 2025, the Board of Directors (the “Board”) of the Company appointed Mario Ramos, 54, as the Company’s Chief Financial Officer (principal financial officer), effective January 1, 2026 (the “Effective Date”).

Mr. Ramos served as the Chief Financial Officer of WellBe Senior Medical from October 2024 through October 2025. From June 2022 through June 2024, Mr. Ramos served as the Chief Executive Officer of RWA Wealth Partners, from December 2021 through May 2022, Mr. Ramos served as the Chief Financial Officer of Evolv Technology Holdings, Inc., and from April 2019 through November 2021, Mr. Ramos served as the Chief Financial Officer and Chief Risk Officer of Edelman Financial Engines. From 2011 through 2019, he served as the Chief Financial Officer of CVS Caremark and held other senior roles at CVS Health. Prior to joining CVS Health, Mr. Ramos held investment banking roles at a number of financial institutions. Mr. Ramos holds an MBA from the College of William and Mary and a B.A. in Economics from the University of Richmond.

In connection with Mr. Ramos’s appointment as Chief Financial Officer, the Compensation Committee of the Board set Mr. Ramos’s annual base salary at $550,000, with a variable, at risk maximum cash bonus opportunity of $625,000 under the Company’s anticipated 2026 Bonus Plan, based on performance goals, subject to the discretion of the Compensation Committee. Mr. Ramos will receive a sign-on bonus of $100,000 on the Effective Date, subject to clawback if he resigns or his employment is terminated by the Company for cause within 24 months after the Effective Date. Mr. Ramos will also be eligible to participate in the Company’s 2026 long-term incentive program. Mr. Ramos will receive a special one-time restricted stock unit (“RSU”) grant with a target grant date value of $2,350,000, vesting 34% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 33% on the third anniversary of the grant date, contingent on his continued employment through the applicable vesting date. The RSU grant, which is the only equity grant being made to Mr. Ramos in connection with the commencement of his employment, is being made to offset compensation that was forfeited in connection with Mr. Ramos’s departure from his prior employer.

On the Effective Date, Mr. Ramos and the Company will enter into a severance and change in control agreement pursuant to which Mr. Ramos will be eligible to receive certain payments and benefits in the event that he is terminated involuntarily by the Company without cause or resigns from his employment with the Company for good reason, either prior to or after a change in control, on substantially similar terms as the Company’s agreement with its current Chief Financial Officer.

The agreement will provide that if Mr. Ramos incurs a non-CIC qualifying termination, timely executes a release of claims and complies with applicable restrictive covenants, he will be entitled to receive the following: (i) for 12 months following termination (the “Non-CIC Severance Period”), cash payments equal to his base salary payable in ordinary payroll installments; (ii) a lump sum cash bonus for the fiscal year of termination based on (x) target annual bonus in the case of a termination in the first six months of the fiscal year; or (y) actual performance in the case of a termination during the last six months of the fiscal year, in each case pro-rated based on the portion of the year elapsed prior to termination; (iii) for outstanding unvested time-vesting equity awards, additional service equal to the applicable Non-CIC Severance Period will be credited and for outstanding performance-based equity awards, the vesting will be determined at the end of the applicable performance period based on actual performance and pro-rated for his period of service during the performance period, including the Non-CIC Severance Period; and (iv) if he elects COBRA coverage under a group health plan of the Company, an amount that, after applicable taxes, is equal to the portion of the cost of coverage under the group health plan that is subsidized by the Company for active employees, for the applicable Non-CIC Severance Period or the period of COBRA coverage, if shorter.

If he incurs a CIC Qualifying Termination, timely executes a release of claims and complies with applicable restrictive covenants, he will be entitled to receive the following: (i) a cash lump sum equal to his then annual base salary plus his target bonus for the fiscal year of termination multiplied by 1.5; (ii) a lump sum cash bonus for the fiscal year of termination based on (x) target annual bonus in the case of a termination in the first six months of the fiscal year; or (y) actual performance in the case of a termination during the last six months of the fiscal year, in either case pro-rated based on the portion of the year elapsed prior to termination; (iii) outstanding unvested time-vesting equity awards will automatically vest in full, and any outstanding unvested performance-based equity awards will be deemed to have vested at the greater of target and actual performance through to the date of termination; and (iv) if he elects COBRA coverage under a group health plan of the Company, an amount that, after applicable taxes, is equal to the portion of the cost of coverage that is subsidized by the Company for active employees, for 18 months, or for the period of COBRA coverage, if shorter.

There are no family relationships between Mr. Ramos and any other executive officers or directors of the Company. There is no arrangement or understanding between Mr. Ramos and any other persons pursuant to which he was selected to serve as the Chief Financial Officer of the Company. There are no transactions in which the Company is a participant and in which Mr. Ramos had or will have a direct or indirect material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Ramos’ appointment, on January 1, 2026, the Board determined that John Johnson will transition from his current position of Chief Financial Officer, and appointed Mr. Johnson to the position of Chief Strategy Officer of the Company, as of the Effective Date.

Chief Operating Officer

On November 6, 2025, the Board of Directors (the “Board”) of the Company determined that Emily Rafferty, the Company’s current Chief Operating Officer, will transition to a newly established role of EVP, Customer Success.

On November 6, 2025, Katie DiPerna will take on the Chief Operations role for the Company’s non-clinical services, reporting to Evolent’s President Dan McCarthy.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Evolent Health, Inc. dated November 6, 2025.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary

Date: November 6, 2025